Exhibit 1.1

SMARTKEM, INC.

Placement Agency Agreement

December 18, 2024

CRAIG-HALLUM CAPITAL GROUP LLC

222 South Ninth Street, Suite 350

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Subject to the terms and conditions herein (this “Agreement”), SmartKem, Inc., a Delaware corporation (the “Company”), hereby agrees to sell up to $4,349,991.00 of registered and unregistered securities of the Company, including, but not limited to, an aggregate of (i) 1,449,997 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) unregistered Common Stock purchase warrants to purchase up to 1,449,997 shares of Common Stock (the “Common Warrants” and the shares of Common Stock issuable upon exercise of the Common Warrants, the “Common Warrant Shares”) directly to various investors (each, an “Investor” and collectively, the “Investors”) through Craig-Hallum Capital Group LLC, in its capacity as placement agent (the “Placement Agent”). The Shares sold to the Investors are referred to herein as the “Securities.”

The Company also hereby agrees to sell up to $3,299,997.00 of unregistered securities of the Company, including, but not limited to, an aggregate of (i) unregistered 169,784 shares of Common Stock (the “PIPE Shares”), (ii) unregistered pre-funded warrants to purchase up to 930,215 shares of Common Stock (the “Pre-Funded Warrants” and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”) at an exercise price of $0.0001 per share and (iii) unregistered Common Stock Warrants to purchase up to 1,099,999 shares of Common Stock directly to various current investors of the Company (each, a “PIPE Investor” and collectively, the “PIPE Investors”) through the Placement Agent. The PIPE Shares, the Pre-Funded Warrants and the Common Warrants being sold to the PIPE Investors are referred to herein as the “PIPE Securities.”

The documents executed and delivered by the Company, the Investors and the PIPE Investors, as applicable, in connection with the Offerings (as defined below), including, without limitation, securities purchase agreements (the “Purchase Agreements”), shall be collectively referred to herein as the “Transaction Documents.” The Placement Agent may retain other brokers or dealers to act as sub-agents or selected dealers on its behalf in connection with the Offerings.

The Company hereby confirms its agreement with the Placement Agent as follows:

1.              Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-281608), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the placement of Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): the Preliminary Prospectus and all Purchase Agreements.

“Applicable Time” means 8:00 A.M., New York City time, on December 18, 2024.

2.             Agreement to Act as Placement Agent.

(a)            On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive placement agent in connection with (i) the offering and sale by the Company of Shares pursuant to the Registration Statement (such offering, the “Registered Offering”) and a concurrent private placement of Common Warrants and Pre-Funded Warrants (such private placement, the “Private Placement” and together with the Registered Offering, the “New Purchaser Offering”) pursuant to an exemption from the registration requirements of Section 5 of the Securities Act, contained in Section 4(a)(2) and/or Regulation D thereunder, with the terms of the New Purchaser Offering to be subject to market conditions and negotiations between the Company, the Placement Agent and prospective Investors, and (ii) a separate concurrent private placement of PIPE Shares, Common Warrants and Pre-Funded Warrants (such private placement, the “PIPE Private Placement” and together with the New Purchaser Offering, the “Offerings”) pursuant to an exemption from the registration requirements of Section 5 of the Securities Act, contained in Section 4(a)(2) and/or Regulation D thereunder, with the terms of the PIPE Private Placement to be subject to market conditions and negotiations between the Company, the Placement Agent and prospective PIPE Investors. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, the PIPE Securities, or any portion thereof, in the prospective Offerings. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities or PIPE Securities for its own account or otherwise provide any financing. The Company acknowledges and agrees that the Placement Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities and PIPE Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Placement Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall not have any responsibility or liability to the Company with respect thereto. Any review by the Placement Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Placement Agent and shall not be on behalf of the Company. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities or PIPE Securities and the Company shall have the sole right to accept offers to purchase Securities and PIPE Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities and the PIPE Securities (the “Closing” and the date on which the Closing occurs the “Closing Date”) shall be made at 10:00 A.M. New York City time on December 20, 2024 at the offices of Faegre Drinker Biddle & Reath LLP, 200 Wells Fargo Center 90 S. Seventh Street, Minneapolis, Minnesota 55402, at 10:00 A.M. New York City time (or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as shall be agreed upon by the Placement Agent and the Company). As compensation for services rendered, on the Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i)             A cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the Securities and the PIPE Securities at the Closing.

(ii)            For the price of $50, the Company will sell to the Placement Agent warrants to purchase shares of common stock equal to 5.0% of the Shares, PIPE Shares and the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrant Shares sold in the Closing (the “Agent’s Warrant”). The Agent’s Warrant, when issued and delivered to the Placement Agent, will constitute a valid and binding obligation of Company in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether asserted in a proceeding at law or in equity). The shares of Common Stock issuable upon exercise of the Agent’s Warrant (the “Agent’s Shares”), when issued in accordance with the terms of the Agent’s Warrant, will be validly issued, fully paid and nonassessable, and subject to no preemptive rights or similar rights on the part of any person or entity which have not been waived in connection therewith. The issuance, sale and delivery by the Company of the Agent’s Shares have been duly authorized by all requisite corporate action of Company, and the Agent’s Shares have been duly reserved for issuance upon exercise of all or any of the Agent’s Warrant. The exercise price for the Agent’s Warrants shall be equal to that of the Common Warrants. The Agent’s Warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Agent’s Warrant or the shares acquirable upon exercise of the Agent’s Warrant by any person for a period of 180 days immediately following the date of this Agreement (such period being the “Agent’s Warrant Lock-Up Period”); provided, however, that the Placement Agent may transfer the Agent’s Warrant to any of its officers or partners during the Agent’s Warrant Lock-Up Period if (x) all securities so transferred remain subject to the lock-up restriction described above for the remainder of the Agent’s Warrant Lock-Up Period, (y) the aggregate amount of the Company’s securities held by the Placement Agent or its related persons (as defined in FINRA Rule 5110 or any successor rule) does not exceed 1% of the securities being offered, or (z) by operation of law or by reason of reorganization of the Company. Notwithstanding the foregoing, the Agent’s Warrant is permitted to have unencumbered transfer to the Placement Agent’s employees and affiliates after the end of the Agent’s Warrant Lock-Up Period, subject to compliance with applicable securities laws (and at the Placement Agent’s request, may be issued directly to any employee or affiliate of the Placement Agent that qualifies as an “accredited investor” under Regulation D).

(b)            The term of the Placement Agent’s exclusive engagement will be until the completion of the Offerings; provided, however, that a party hereto may terminate the engagement with respect to itself at any time upon 10 days written notice to the other parties. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to this Agreement, will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

(c)            Subject to the terms and conditions hereof, at the Closing payment of the purchase price for the Securities and the PIPE Securities sold on the Closing Date shall be made by the Investors and the PIPE Investors, as applicable, directly to the Company as set forth in the Purchase Agreements, against delivery of the Securities and the PIPE Securities, as applicable.

(d)            Deliveries of the documents with respect to the purchase of the Securities and the PIPE Securities, if any, shall be made at the offices of Faegre Drinker Biddle & Reath LLP, counsel for the Placement Agent. All actions taken at the Closing shall be deemed to have occurred simultaneously.

3.              Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent that:

(a)            Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Offerings have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)            Disclosure. Each Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”), was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Placement Agent for use in connection with the placement of the Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Pricing Disclosure Package (including any preliminary prospectus wrapper) did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus (including any Prospectus wrapper), as of its date, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c)            Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company is an “ineligible issuer” in connection with the Offerings pursuant to Rules 164, 405 and 433 under the Securities Act.

(d)            Distribution of Offering Material by the Company. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities or the PIPE Securities other than, as it relates to the Shares, the Registration Statement, the Pricing Disclosure Package or the Prospectus and any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act (each, a “Testing-the-Waters Communication” and, if a written communication, a “Written Testing-the-Waters Communication”). The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. Each Written Testing-the-Waters Communication, when considered together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)            Placement Agency Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(f)             Authorization of the Securities and the PIPE Securities. (i) The Shares and the PIPE Shares have been duly authorized for issuance and sale pursuant to the Transaction Documents and, when issued and delivered by the Company against payment therefor pursuant to the applicable Transaction Documents, will be validly issued, fully paid and nonassessable; (ii) the Common Warrants and the Pre-Funded Warrants have been duly authorized by the Company and, when executed and delivered by the Company in accordance with the applicable Transaction Documents, will constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and as to the Shares, will conform to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) the Common Warrant Shares and Pre-Funded Warrant Shares have been duly authorized for issuance and sale pursuant to the Common Warrants and Pre-Funded Warrants and, when issued and delivered by the Company against payment therefor pursuant to the Common Warrants or Pre Funded Warrants, as the case may be, will be validly issued, fully paid and nonassessable; and (iv) and the issuance and sale of the Securities, the PIPE Securities, the Common Warrant Shares and the Pre-Funded Warrant Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Securities, PIPE Securities, Common Warrant Shares or Pre-Funded Warrant Shares other than rights which will have irrevocably waived prior to the Closing.

(g)            No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement and each of the other Transaction Documents, except for such rights as have been duly waived or are described in the Pricing Disclosure Package and the Prospectus.

(h)            No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(i)             Independent Accountants. To the Company’ knowledge, Marcum LLP and BDO LLP, which have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, are (i) independent registered public accounting firms as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) registered public accounting firms as defined by the PCAOB whose registrations have not been suspended or revoked and who have not requested such registrations to be withdrawn.

(j)             Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared, in all material respects, in conformity with generally accepted accounting principles as applied in the United States (“GAAP”), applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. All disclosures contained in the Registration Statement, any preliminary prospectus or the Prospectus, that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k)            Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l)             Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to provide reasonable assurance that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(m)           Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and each of the other Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing, as the case may be, or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (defined below).

(n)            Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing and in good standing (where such concept is recognized) under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Company’s subsidiaries is duly qualified to transact business and is in good standing (where such concept is recognized) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing, as the case may be, or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Annual Report.

(o)            Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans, upon the exercise or conversion of outstanding securities or as described therein). The Securities, the PIPE Securities, the Common Warrant Shares and the Pre-Funded Warrant Shares, when issued pursuant to the terms of this Agreement and the Transaction Documents will conform, in all material respects, to the description thereof contained in the Pricing Disclosure Package. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in material compliance with all applicable federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements (, and the options or other rights granted thereunder, set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(p)           Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Nasdaq Capital Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the Company’s knowledge, it is in compliance with all applicable listing requirements of Nasdaq.

(q)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as could not be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business, properties, operations, assets, liabilities or prospects of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). The Company’s execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Pricing Disclosure Package and the Prospectus and the issuance and sale of the Securities (including the use of proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and PIPE Securities (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except as could not be expected, individually or in the aggregate, to have a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except for such violations as would not be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except (i) such as have been obtained or made or will be made by the Company under the Securities Act, (ii)such as may be required under applicable state securities or blue sky laws or FINRA and (iii) such notices and consents required pursuant to the terms of the Securities Purchase Agreement, dated June 15, 2023, among the Company and the purchasers party thereto, as amended as of the date hereof and as further amended as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (which will be given or obtained, as applicable, as required). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r)             Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)            No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which if determined adversely to the Company or any of its subsidiaries would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement and each of the Transaction Documents or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent. To the knowledge of the Company, no material labor dispute with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists, or is threatened or imminent.

(t)             Intellectual Property. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to the infringement, misappropriation or violation of any third party’s Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(u)            All Necessary Permits, etc. The Company and its subsidiaries possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus (“Permits”), except where the failure to possess the same or so qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with the Permits, except for such violations, defaults or proceedings if resolved unfavorably, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(v)            Title to Properties. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(j) above (or elsewhere in the Registration Statement, the Pricing Disclosure Package or the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(w)           Tax Law Compliance. Except in any case in which failure to pay or file (as applicable) would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. Except to the extent of any inadequacy that would not, individually or in the aggregate, result in a Material Adverse Effect, the Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(j) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(x)             Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are reasonably deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes and policies covering the Company and its subsidiaries for product liability claims. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(y)            Compliance with Environmental Laws. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(z)             No Rated Debt or Preferred Securities. There are no debt or preferred securities issued, or guaranteed, by the Company or its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(aa)          ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA, to the extent applicable thereto. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. Except as would not reasonable be executed to result in a Material Adverse Effect, no “reportable event” (as defined under ERISA), for which notice has not been waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(bb)         Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Securities and the PIPE Securities or after the application of the proceeds therefrom, in the case of the Shares only, as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(cc)          No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, without giving effect to activities by the Placement Agent, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities or the PIPE Securities or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Securities or PIPE Securities, whether to facilitate the sale or resale of the Securities or the PIPE Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

(dd)         Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that have not been described as required.

(ee)          FINRA Matters. All of the information provided to the Placement Agent or to counsel for the Placement Agent by the Company, its counsel, to the Company’s knowledge, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the Offerings is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(ff)           Parties to Lock-Up Agreements. The Company has furnished to the Placement Agent a letter agreement in the form attached hereto as Annex D (the “Lock-up Agreement”) from each executive officer and director of the Company. If any additional persons shall become directors or officers of the Company prior to the end of the 90-day restricted period after the date of the Prospectus, the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to the Placement Agent a Lock-up Agreement.

(gg)         Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(hh)         No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law or of the character required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(ii)            Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s other controlled affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj)            Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk)          OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, after due inquiry, any director, officer, agent, employee, controlled affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (“Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, (i) for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions.

(ll)            Brokers. Except pursuant to this Agreement and the Transaction Documents, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by the Transaction Documents.

(mm)        Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(nn)          Emerging Growth Company Status. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(oo)         Compliance with Data Privacy Laws. To the Company’s knowledge, the Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take commercially reasonable steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (as defined below) (the “Policies”). The Company and its subsidiaries have at all times made all material disclosures to users or customers required by the Privacy Laws, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any Privacy Laws in any material respect. The Company further certifies that neither it nor any subsidiary: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement from or with a governmental or regulatory authority or agency that imposes any obligation or liability under any Privacy Law.

(pp)         Cybersecurity. To the Company’s knowledge, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under HIPAA; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(qq)         No Rights to Purchase Preferred Stock. The issuance and sale of the Securities and the PIPE Securities as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(rr)           Dividend Restrictions. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(ss)          Sarbanes-Oxley. The Company is, and after giving effect to the offering and sale of Securities and PIPE Securities will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(tt)           Margin Rules. Neither the issuance, sale and delivery of the Securities and the PIPE Securities nor the application of the proceeds thereof by the Company, in the case of the Shares only, as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu)         Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and the PIPE Securities and at the date hereof, the Company was and is an “ineligible issuer,” in connection with the offering of the Securities and the PIPE Securities pursuant to Rules 164, 405 and 433 under the Securities Act.

4.              Further Agreements of the Company. The Company covenants and agrees with the Placement Agent that:

(a)            Required Filings. Following the determination of pricing among the Company and the prospective Investors introduced to the Company by the Placement Agent, the Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Registered Offering or sale of the Shares; and the Company will furnish copies of the Prospectus (to the extent not previously delivered) to the Placement Agent in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Placement Agent may reasonably request.

(b)            Delivery of Copies. The Company will deliver, without charge, (i) to the Placement Agent, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to the Placement Agent (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Placement Agent may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Placement Agent a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with distribution of the Shares by the Placement Agent or any dealer.

(c)            Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Placement Agent and counsel for the Placement Agent a copy of the proposed, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such proposed amendment or supplement to which the Placement Agent reasonably object.

(d)            Notice to the Placement Agent. The Company will advise the Placement Agent promptly, and confirm such advice in writing (which confirmation may be delivered by electronic mail), (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or, to the Company’s knowledge, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities or the PIPE Securities for offer and sale in any jurisdiction or the initiation or, to the Company’s knowledge, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Securities or the PIPE Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)            Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Placement Agent thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Placement Agent and to such dealers as the Placement Agent may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly notify the Placement Agent thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Placement Agent and to such dealers as the Placement Agent may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f)             Blue Sky Compliance. The Company will qualify the Securities and the PIPE Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agent shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities and the PIPE Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)            Earning Statement. The Company will make generally available to its security holders and the Placement Agent as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have furnished such statements to its security holders and the Placement Agent to the extent they are filed on EDGAR or any successor system.

(h)            [Reserved].

(i)             Use of Proceeds. The Company will apply the net proceeds from the sale of (i) the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds” and (ii) the remaining Securities and PIPE Securities for the same uses.

(j)             No Stabilization. Neither the Company nor its subsidiaries will take, and the Company will ensure that its controlled affiliates will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities or the PIPE Securities contemplated hereby.

(k)            Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares, the PIPE Shares, the Agent’s Shares, the Pre-Funded Warrant Shares and the Common Warrant Shares on Nasdaq.

(l)             Reports. For a period of two years from the date of this Agreement, so long as the Shares are outstanding, the Company will furnish to the Placement Agent, as soon as commercially reasonable after the date on which they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Placement Agent to the extent they are filed on EDGAR or any successor system.

(m)           Emerging Growth Company. The Company will promptly notify the Placement Agent if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities and the PIPE Securities within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 4(h) hereof.

(n)            Share Reserve. For so long as any Pre-Funded Warrants or Common Warrants remain outstanding, the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of authorized shares of Common Stock for the purpose of enabling the Company to effect the issuance of the Pre-Funded Warrant Shares or Common Warrant Shares.

(o)            Private Placement; No General Solicitation. Assuming the accuracy of the Investors’ and the PIPE Investors’ representations and warranties set forth in the Purchase Agreements, no registration under the Securities Act is required for the offer and sale of the PIPE Shares, Pre-Funded Warrants and Common Warrants by the Company to the Investors and PIPE Investors, as applicable, as contemplated hereby. The issuance and sale of the Securities and the PIPE Securities pursuant to the Transaction Documents does not contravene the rules and regulations of the Nasdaq. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities or the PIPE Securities by any form of general solicitation or general advertising. The Company has offered the Securities and the PIPE Securities for sale only to the Investors and the PIPE Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(p)            Reliance. The Company permits the Placement Agent to rely upon any representations and warranties made by the Company to the Investors and the PIPE Investors in the Purchase Agreements as if such representations and warranties were also made to the Placement Agent.

(q)            Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent deem necessary or appropriate to consummate the Offerings, all of which will be in form and substance reasonably acceptable to the Placement Agent. The Company agrees that the Placement Agent may rely upon, and it is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in such purchase, subscription or other agreement with Investors or PIPE Investors in the Offerings.

5.              Certain Agreements of the Placement Agent. The Placement Agent hereby represents and agrees that:

(a)            It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company).

(b)            It has not and will not use any free writing prospectus.

(c)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the Offerings (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d)            With respect to the Securities, the PIPE Securities, the Agent’s Warrant, the Pre-Funded Warrant Shares, the Common Warrant Shares and the Agent’s Shares to be offered and sold in the Offerings in reliance on Rule 506 under the Securities Act, none of the Placement Agent or any general partner or managing member of the Placement Agent, or any director, executive officer or other officer participating in the Offerings of the Placement Agent or the general partner or managing member of the Placement Agent (any such person, a “Placement Agent Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Placement Agent has exercised reasonable care to determine whether any Placement Agent Covered Person is subject to a Disqualification Event. The Placement Agent has furnished to the Company a copy of any disclosures required in connection with any Placement Agent Covered Person under Rule 506(e).

(e)            The Placement Agent will notify the Company in writing, prior to the Closing Date of (x) any Disqualification Event relating to any Placement Agent Covered Person and (y) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Covered Person, in each case, of which the Placement Agent has knowledge.

6.              Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent as of the Closing Date as provided herein are subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act )and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Placement Agent.

(b)            Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date.

(c)            No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Placement Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities and the PIPE Securities on the Closing Date on the terms and in the manner contemplated by the Transaction Documents, the Pricing Disclosure Package and the Prospectus.

(d)            Officer’s Certificate. The Placement Agent shall have received on and as of the Closing Date, a certificate of the chief financial officer (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct in all material respects, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct in all material respects and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (b) and (c) above.

(e)            Comfort Letters. On the date of this Agreement and on the Closing Date, Marcum LLP shall have furnished to the Placement Agent, at the request of the Company, a letter, dated the respective date of delivery thereof and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date, shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)             Opinion and 10b-5 Statement of Counsel for the Company. Lowenstein Sandler LLP, counsel for the Company, shall have furnished to the Placement Agent, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date, and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

(g)            Opinion of Intellectual Property Counsel for the Company. Gill, Jennings and Every LLP, intellectual property counsel for the Company, shall have furnished to the Placement Agent, at the request of the Company, its written opinion, dated the Closing Date, and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

(h)            Opinion of Counsel for the Placement Agent. The Placement Agent shall have received on and as of the Closing Date, an opinion that shall contain a negative assurance statement, addressed to the Placement Agent, of Faegre Drinker Biddle & Reath LLP, counsel for the Placement Agent, with respect to such matters as the Placement Agent may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)             No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities and the PIPE Securities by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities and the PIPE Securities.

(j)             Good Standing. The Placement Agent shall have received, satisfactory evidence of the good standing of the Company and SmartKem Limited in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Placement Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)            Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Annex D hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(l)             CFO Certificate. On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Placement Agent a certificate, dated the respective dates of delivery thereof and addressed to the Placement Agent, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Placement Agent.

(m)           Exchange Listing. The Company shall have submitted a Listing of Additional Shares to the Nasdaq with respect to the Shares, the PIPE Shares, the Agent’s Shares, the Pre-Funded Warrant Shares and the Common Warrant Shares.

(n)            Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Placement Agent such further certificates and documents as the Placement Agent may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

7.              Indemnification and Contribution.

(a)            Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates, directors and officers and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Purchase Agreements or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Purchase Agreements or any other materials provided by the Company to the Investors or the PIPE Investors, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonably incurred and documented fees and expenses in such proceeding and shall pay the reasonably incurred and documented fees and expenses of such counsel related to such proceeding, as reasonably incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Placement Agent, its affiliates, directors and officers and any control persons of the Placement Agent shall be designated in writing by the Placement Agent and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)            Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent on the other, from the offering of the Securities and the PIPE Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Placement Agent on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the PIPE Securities and the total fees paid to the Placement Agent in connection therewith, bear to the aggregate offering price of the Securities and the PIPE Securities. The relative fault of the Company, on the one hand, and the Placement Agent on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Limitation on Liability. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any documented legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall the Placement Agent be required to contribute any amount in excess of the amount by which the total fees received by the Placement Agent with respect to the Offerings exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)             Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.              Effectiveness of Agreement. This Agreement shall become effective as of the date first written above upon the execution and delivery hereof by the parties hereto.

9.              Termination. This Agreement may be terminated in the absolute discretion of the Placement Agent, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Placement Agent, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities and the PIPE Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.            Payment of Expenses.

(a)            Whether or not the transactions contemplated by the Transaction Documents are consummated or this Agreement is terminated, the Company will pay or cause to be paid the following: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and the PIPE Securities and any taxes payable in that connection; (ii) the costs, including the fees, disbursements and expenses of the Company’s counsel and accountants, in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Preliminary Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the cost of printing or producing this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities and the PIPE Securities; (iv) all expenses in connection with the qualification of the Securities and the PIPE Securities for offering and sale under state securities laws; (v) all fees and expenses in connection with listing the Shares, the PIPE Shares, the Agent’s Shares, Pre-Funded Warrant Shares and Common Warrant Shares on Nasdaq; (vi) the filing fees incident to and in connection with, any required review by FINRA of the terms of the distribution of the Shares; (vii) the cost of preparing stock certificates, Common Warrants and Pre-Funded Warrants; (viii) the cost and charges of any transfer agent, or registrar; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities and the PIPE Securities, including without limitation, expenses associated with the production of road show slides and graphics; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 10. It is understood, however, that, except as provided in this Section 10 and Section 7 hereof, the Placement Agent will pay all of its own costs and expenses; provided, however, that the Company will reimburse the Placement Agent for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred and documented by it in connection with its engagement hereunder in an aggregate amount that shall not exceed $150,000 without the prior written approval of the Company (the “Cap”).

(b)            If (i) this Agreement is terminated pursuant to Section 9, or (ii) the Company for any reason fails to tender the Securities and the PIPE Securities for delivery to the Investors and the PIPE Investors, as applicable, the Company agrees to reimburse the Placement Agent for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of its counsel) reasonably incurred by the Placement Agent in connection with this Agreement and the offering contemplated hereby in an aggregate amount not to exceed the Cap.

11.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of the Placement Agent referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Placement Agent contained in this Agreement or made by or on behalf of the Company or the Placement Agent pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and the PIPE Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Placement Agent or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

13.            Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Placement Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Placement Agent to properly identify its clients.

15.            Miscellaneous.

(a)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Placement Agent shall be given to the Placement Agent c/o Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350 Minneapolis, Minnesota 5540, Attention: Head of Investment Banking, with a copy (which shall not constitute notice) to Faegre Drinker Biddle & Reath LLP, 200 Wells Fargo Center 90 S. Seventh Street, Minneapolis, Minnesota 55402 Attention: Jonathan Zimmerman. Notices to the Company shall be given to it at SmartKem, Inc., Manchester Technology Center. Hexagon Tower, Delaunays Road, Blackley, Manchester, M9 8GQ , Attention: Chief Financial Officer, with a copy (which shall not constitute notice) to Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020, Attention: John D. Hogoboom.

(b)            Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)            Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(d)            Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f)             Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows.]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SMARTKEM, INC.

By:	/s/ Barbra Keck
Name: Barbra Keck
Title: Chief Financial Officer

Accepted: As of the date first written above

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Rick Hartfiel
Name: Rick Hartfiel
Title: Head of Investment Banking

Annex A

Pricing Disclosure Package

Public Offering Price per Share (unless otherwise set forth in a Purchase Agreement): $3.00

Number of Shares: 1,449,997

Offering Price per Pre-Funded Warrant (unless otherwise set forth in a Purchase Agreement): $2.9999

Number of Pre-Funded Warrants: 930,215

Number of Common Warrants: 2,549,996

Exercise Price of Common Warrants: $3.00 per share.

Offering Price per PIPE Share (unless otherwise set forth in a Purchase Agreement): $3.00

Number of PIPE Shares: 169,784

Annex B

Written Testing-the-Waters Communications

None.

Annex C

SmartKem, Inc.

Pricing Term Sheet

None.

Annex D

FORM OF LOCK-UP AGREEMENT

[●], 2024

Craig-Hallum Capital Group LLC

222 South Ninth Street, Suite 350

Minneapolis, MN 55402

RE:	SmartKem, Inc. | Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as the placement agent (the “Placement Agent”), propose to enter into a placement agency agreement (the “Placement Agency Agreement”), as Placement Agent, with SmartKem, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) of securities of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agency Agreement.

Lock-Up

In consideration of the Placement Agent’s agreement to act as Placement Agent for the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Placement Agent, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”) and ending at the close of business 90 days after the date of the Prospectus (such period, the “Restricted Period”):

(1)            offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”),

(2)            enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise,

(3)            make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or

(4)            publicly disclose the intention to do any of the foregoing.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished the Placement Agent with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement (the “Letter Agreement”) if it had been entered into by the undersigned during the Restricted Period.

Lock-Up Exceptions

Notwithstanding the foregoing, the undersigned may:

(a)            transfer or dispose of the undersigned’s Lock-Up Securities:

(i)             as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii)            by will or intestacy,

(iii)           to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv)           to a corporation, partnership, limited liability company or other entity of which the undersigned or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v)            to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi)           if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members, partners, shareholders or other equity holders of the undersigned,

(vii)          by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or related court order,

(viii)         to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix)           as part of a sale of the undersigned’s Lock-Up Securities acquired in the Public Offering and any transaction with respect to shares of Common Stock acquired in open market transactions after the completion of the Public Offering,

(x)            to the Company in connection with the vesting, settlement, exchange, conversion or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement (other than such shares as are transferred or surrendered to the Company in connection with such vesting, settlement or exercise event) shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or

(xi)           pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control1 of the Company; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that

(A)	in the case of any transfer or distribution pursuant to clauses (a)(i), (ii), (iii), (iv), (v) and (vi), such transfer shall not involve a disposition for value,

(B)	in the case of any transfer or distribution pursuant to clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), each donee, devisee, transferee or distributee shall execute and deliver to the Placement Agent a lock-up letter in the form of this Letter Agreement,

(C)	in the case of any transfer or distribution pursuant to clause (a)(ii), (iii), (iv), (v) and (vi), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above), and

(D)	in the case of any transfer or distribution pursuant to clauses (a)(i), (vii), (viii) and (x) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b)           exercise outstanding options, settle restricted stock units or other equity awards or exercise outstanding warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement; provided that if the undersigned is required to make any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and that the shares of Common Stock received upon the exercise or settlement, as applicable, of the stock option, warrant or restricted stock unit or other right or vesting event are subject to this Letter Agreement, and no public filing, report or announcement shall be voluntarily made; and

1 “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Placement Agent pursuant to the Public Offering), of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

(c)            establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities (each such plan, a “Trading Plan”); provided that such Trading Plans do not provide for the transfer of Lock-Up Securities during the Restricted Period.

Beneficial Ownership

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) other than a natural person, entity or “group” (as described above) that has executed a Letter Agreement in substantially the same form as this Letter Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

Transfer Agent

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

Power and Authority

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

No Placement Agent Recommendation

The undersigned acknowledges and agrees that the Placement Agent has not provided any recommendation or investment advice nor has the Placement Agent solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Placement Agent may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Placement Agent is not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Placement Agent is making such a recommendation.

Term and Termination

The undersigned understands that, (i) if the Placement Agency Agreement does not become effective by January 15, 2025, (ii) if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, (iii) the Company notifies the Placement Agent in writing prior to the execution of the Placement Agency Agreement that it does not intend to proceed with the Public Offering, or (iv) prior to payment for the Securities, the Registration Statement is withdrawn prior to the execution of the Placement Agency Agreement, this Letter Agreement shall automatically terminate and be of no further force or effect and undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Placement Agent is entering into the Placement Agency Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

Miscellaneous

The undersigned hereby consents to receipt of this Letter Agreement in electronic form and understands and agrees that this Letter Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) evidencing an intent to sign this Letter Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Letter Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

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This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature page to Lock-Up Agreement]